Exhibit 99.1

BriaCell Reports Unprecedented Preliminary Survival and Clinical Benefit in

Antibody-Drug Conjugate (ADC) Refractory Patient Subset

●	In the subset of Antibody-Drug Conjugate (ADC) refractory patients, Overall Survival (OS) data of BriaCell’s combination regimen exceeded that of similar studies*
●	Progression Free Survival (PFS) was similar or better than last regimen in 40% of the patients highlighting clinical efficacy
●	Disease control rate of 40% was observed in evaluable patients further indicating clinical benefit

PHILADELPHIA, PA and VANCOUVER, British Columbia, December 20, 2023— BriaCell Therapeutics Corp. (Nasdaq: BCTX, BCTXW) (TSX: BCT) (“BriaCell” or the “Company”), a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care, is pleased to report unprecedented preliminary survival and clinical benefit data in a new subset of advanced breast cancer patients treated with BriaCell’s Bria-IMT™ regimen: patients that have developed resistance to (and failed to respond to) Antibody-Drug Conjugates (“ADC”, “ADCs”).

ADCs have significantly advanced cancer therapy in the past few years; however many patients experience serious side effects and others develop resistance to ADCs; therefore, their medical needs remain unmet.

“We are excited with our findings of unprecedented survival and clinical benefit in very difficult-to-treat patients who failed ADCs and view our findings as a significant clinical breakthrough in the field of cancer therapy. This is highly encouraging given our ongoing pivotal study is investigating the effects of Bria-IMT™ regimen in advanced breast cancer with overall survival as its primary endpoint,” stated Dr. William V. Williams, BriaCell’s President and CEO. “Armed with our novel immunotherapy, we are hoping to make a meaningful contribution to the lives of patients who have failed ADCs across all breast cancer types.”

BriaCell Clinical Data in ADC Refractory Patients

Bria-IMT™ Combined with an Immune Check Point Inhibitor

●	In a subset of BriaCell’s ongoing Phase 2 study, clinical data of 23 advanced metastatic breast cancer patients who failed prior treatments with ADCs were analyzed. Four patients had prior treatments with KADCYLA®; 13 had prior treatments with ENHERTU®, 13 with TRODELVY®, of which 7 of these patients were treated with multiple agents (totaling 23 patients). In addition, 7 of these 23 patients had also failed prior treatment with immune checkpoint inhibitors.
●	Heavily pre-treated metastatic breast cancer patients had a median number of 6 prior treatments.
●	Kaplan-Meier analysis showed median overall survival (OS) that was up to twice that reported in the literature, with some patients recording survival of over a year.
●	Disease control rate of 40% was observed in evaluable patients further indicating clinical benefit.

●	Progression free survival (PFS) was similar or better than that of the patients’ prior therapy in 40% of patients, highlighting clinical benefit and tolerability of the Bria-IMT™ regimen.
●	17 of 23 patients remain alive as of today, suggesting efficacy, tolerability, and survival benefit of BriaCell’s Bria-IMT™ regimen. The data will continue to mature as patients remain on the study.
●	All patients received BriaCell’s therapy with no toxicity related discontinuations.
●	Importantly, there were no cases of Interstitial Lung Disease (ILD) with Bria-IMT™ – a well-documented serious side effect of ADCs.

* Laura Huppert et al., Multicenter retrospective cohort study of the sequential use of the antibody-drug conjugates (ADCs) trastuzumab deruxtecan (T-DXd) and sacituzumab govitecan (SG) in patients with HER2-low metastatic breast cancer (MBC) (PS08-04) - SABCS 2023

* François Poumeaud et al., Efficacy of Sacituzumab-Govitecan (SG) post Trastuzumab-deruxtecan (T-DXd) and vice versa for HER2low advanced or metastatic breast cancer (MBC): a French multicentre retrospective study. (PS08-02) - SABCS 2023

About BriaCell Therapeutics Corp.

BriaCell is a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care. More information is available at https://briacell.com/.

Safe Harbor

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements, including those presented in today’s press release, are based on BriaCell’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully under the heading “Risks and Uncertainties” in the Company’s most recent Management’s Discussion and Analysis, under the heading “Risk Factors” in the Company’s most recent Annual Information Form, and under “Risks and Uncertainties” in the Company’s other filings with the Canadian securities regulatory authorities and the U.S. Securities and Exchange Commission, all of which are available under the Company’s profiles on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Forward-looking statements contained in this announcement are made as of this date, and BriaCell Therapeutics Corp. undertakes no duty to update such information except as required under applicable law.

Neither the Toronto Stock Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Toronto Stock Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information

Company Contact:

William V. Williams, MD

President & CEO

1-888-485-6340

info@briacell.com

Media Relations:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com

Investor Relations Contact:

CORE IR

investors@briacell.com